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                                                                    Exhibit 10.9


                               STOCKHOLDER'S AGREEMENT


     This Stockholder's Agreement (the "Agreement"), dated as of the 30th day of June, 1998, by and among Radio Unica Holdings Corp., a Delaware corporation (the "Company"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership (the "Investor"), Joaquin Blaya and Herbert Levin (the "Founders") and the persons listed on Schedule A attached hereto who are or will be receiving shares of Common Stock or Preferred Stock of the Company (such persons, including the Founders, being collectively referred to herein as the "Stockholders").
                               W I T N E S S E T H :

     WHEREAS, each Stockholder and the Investor are presently the owners of the outstanding shares of Preferred Stock of the Company (the "Preferred Shares") and shares of Common Stock of the Company (the "Common Shares," and together with the Preferred Shares, the "Securities"), listed opposite its name on Schedule A attached hereto; and

     WHEREAS, each Stockholder would like to grant to the Company, and then to the Investor and the Founders, a right of first refusal with respect to any Securities of the Company which the Stockholder proposes to sell or otherwise dispose of, and make certain other agreements contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions set forth herein, the parties hereby agree as follows:

     1.   RESTRICTIONS ON TRANSFER OF SECURITIES.

          (a) Until the Company's initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with



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and declared effective by the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended, which results in aggregate gross proceeds to the Company of at least $21 million (the "Public Offering"), each Stockholder hereby agrees not to sell, assign, dispose of, transfer, pledge or hypothecate any Securities, whether by operation of law or otherwise, except as expressly permitted by this Agreement.

          (b) Notwithstanding the provisions of subsection (a) above, if subsequent to five years from the date hereof any Stockholder (the "Selling Stockholder") desires to sell, assign, transfer or otherwise dispose of any Securities (the "Offered Securities"), such Selling Stockholder shall first obtain a bona fide written offer for such disposition (which must be for cash) from an independent and unrelated third party. Upon receipt of such offer, the Selling Stockholder shall deliver to the Company, to the Investor and to the Founders written notice (the "Notice") setting forth the terms and conditions for the disposition, and the name and address of the person making such offer, together with a copy of the offer. The Company shall have the option to purchase all, but not less than all, of the Offered Securities upon the same terms and conditions set forth in the Notice. Such option shall be exercised by written notice (the "Company Notice") delivered by the Company to the Selling Stockholder and to the Investor and the Founders within 30 days after receipt by the Company of the Notice, which Notice shall specify the time (not more than 30 days after the date thereof) and a place of closing. If the Company does not exercise such option with respect to all the Offered Securities, the Investor and the Founders shall have the option to purchase all, but not less than all, of the Offered Securities upon the same terms and conditions set forth in the Notice; provided, however, that if the aggregate amount of Securities desired to be purchased by the Investor and the Founders exceeds the total amount of Offered Securities, then the Investor and any Founders who desire to


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so purchase (the "Purchasing Parties") shall be entitled to purchase a pro rata number of such Offered Securities which is equal to the number of Offered Securities multiplied by a fraction, the numerator of which is the number of Common Shares owned by such Purchasing Party and the denominator of which is the total number of Common Shares owned by all Purchasing Parties; provided, further, that if a Purchasing Party elects to purchase less than its pro rata interest, the portion of its pro rata interest not purchased by it shall be purchased by the Purchasing Parties who desire to acquire in excess of their pro rata interests on a pro rata basis or as determined by all Purchasing Parties. Such option shall be exercised by written notice delivered to the Selling Stockholder within 20 days after expiration of the 30 day period. The closing of a purchase by the Purchasing Parties shall occur at the principal executive offices of the Company on the 45th business day after the expiration of the 20 day period. At closing, payment shall be made to the Selling Stockholder by certified or bank cashier's check made payable to the order of the Selling Stockholder, or by wire transfer of immediately available funds, against delivery by the Selling Stockholder of certificates representing the Offered Securities, duly endorsed for transfer, free and clear of all liens and encumbrances. If the Company, the Investor and the Founders shall not elect to acquire all the Offered Securities, the Selling Stockholder may make a disposition of the Offered Securities, but only to the person making the bona fide offer on terms and conditions no more favorable to such person than those contained in the Notice; provided, however, that such disposition must occur within 90 days after the expiration of the 20 day period and the acquirer must agree to be bound by all the provisions of this Agreement, including this paragraph 1. If such disposition has not been consummated within such period, the Offered Securities shall again become subject to all of the restrictions of this Agreement.


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          (c)  The provisions of subsection (b) above shall not apply to sales, assignments, transfers or dispositions of the Securities to a Stockholder's spouse or lineal descendants (or trusts for their benefit); provided, however, that the transferee agrees in writing to be bound by the provisions of this Agreement; and provided, further, however, that this will not eliminate the Company's buy-back rights or obligations relating to stock of an employee upon termination of employment.

     2.   SALES BY THE INVESTOR.

          (a) Until the earlier of (i) five years from the date hereof or (ii) the consummation of the Company's initial Public Offering, if the Investor shall decide to sell, assign, transfer or otherwise dispose of any Common Shares or Preferred Shares of the Company (other than to an Affiliate (as such term is defined in the Purchase Agreement) or partner), then the Investor shall give prior notice thereof to the Founders and shall obtain from the purchasers of its Securities a right for the Founders to sell to such purchaser, concurrently with the sale by it and on the same terms, a pro rata number of its shares which is equal to the number of Common Shares or Preferred Shares, as applicable, owned by the Founders multiplied by a fraction, the numerator of which is the number of Common Shares or Preferred Shares which the Investor proposes to sell and the denominator of which is the total number of Common Shares or Preferred Shares owned by the Investor. The Founders shall have the option to include their Securities in such sale by giving written notice to the Investor within 20 days after receipt of notice from the Investor. If any Founder exercises the foregoing rights, the Investor shall not sell its Securities unless the pro rata portion of such Founder's Securities are included in such sale; provided, however, that if the purchaser does not wish to purchase all such Securities, then the Securities to be included in the sale shall be pro rata between the Investor and any Founders.


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          (b)  If the Investor decides to sell all of its Securities as part of a plan to sell the Company as a whole, the Investor shall have the right to require the Stockholders to sell, and the Stockholders shall be obligated to sell, all Securities then owned by them upon the same terms and conditions, concurrently therewith and for the same pro rata consideration as the Investor.

     3. TERMINATION OF EMPLOYMENT. Until the consummation of the Company's initial Public Offering:

          (a) If the employment of any Stockholder who is an employee of the Company with the Company terminates for any reason, including, but not limited to, death, retirement, resignation or termination with or without cause (the date of termination being referred to herein as the "Termination Date"), the Company, the Investor and the Founders (unless such Founder is the terminated employee) shall have the option to purchase all of the Securities owned by such Stockholder. If the employment is terminated due to death, disability, resignation or otherwise without cause, the terminated Stockholder shall the option to cause the Company to purchase all of the Securities owned by such Stockholder. The purchase price per share for the Securities owned by the Stockholder which have vested in accordance with their terms shall be equal to the greater of book value (as shown on the books of the Company as of the last day of the fiscal quarter immediately prior to the Termination Date) per share or fair market value per share as determined by a "top tier" investment banking firm selected by the Company in the exercise of its reasonable judgment (the determination of the purchase price as set forth above shall be final and binding on the parties, notwithstanding anything to the contrary contained below). If the employment of a Stockholder is terminated by the Company for Cause (as defined in the Company's Stock Option Plan), or if such Securities have not yet vested in


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accordance with their terms, then the purchase price shall be equal to the price paid by the Stockholder for such Securities.

          The Company shall have the option to purchase all, but not less than all, of such Securities by notifying the Stockholder in writing within 90 days after the Termination Date. The Stockholder shall have the option to require the Company to purchase all , but not less than all, of such Securities by notifying the Company within 90 days after the Termination Date. The notice shall state the number of Securities which the Company desires to purchase or the Stockholder desires to sell and the time (not more than 30 days after the date thereof) and a place of closing. If the Company does not elect to exercise its option with respect to all the Securities, the Company shall notify the Investor and the Founders (unless such Founder is the terminated employee) of its election not to exercise such option and the Investor and the Founders shall have the option to purchase all or a portion of the Securities. If the Investor and the Founders wish to exercise such option, they shall notify the Company and the Stockholder within 20 days after receipt of notice from the Company (or if no notice is received, within 20 days after expiration of the 90 day period) of the number of Securities which the Investor and the Founders elect to purchase. The Investor and the Founders shall be entitled to purchase the number of Securities specified in their notice or if such number exceeds the amount offered, their pro rata share as determined pursuant to paragraph 1(b) hereof. The closing of the purchase by the Investor and/or the Founders shall occur at the principal executive offices of the Company on the 10th business day after the expiration of the 20 day period. At closing, payment shall be made by certified or bank cashier's check made payable to the order of such Stockholder, or by wire transfer of immediately available funds, against delivery by such Stockholder of certificates representing the Securities, duly endorsed for transfer, free and clear of all liens and encumbrances. If the


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Company, the Investor and the Founders shall not elect to acquire all of such
Stockholder's Securities, or if the Stockholder shall not elect to sell its Securities to the Company, the Securities shall continue to remain subject to all the provisions of this Agreement, including but not limited to the provisions of paragraphs 1 and 2 hereof.

          (b) If a Stockholder files a voluntary petition in bankruptcy or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors, or such proceedings are filed or instituted against the Stockholder, or if any person obtains an attachment or other legal or equitable interest in any of the Securities owned by the Stockholder, and if in the event of any of the aforesaid involuntary acts (insofar as the Stockholder is concerned) the same are not dismissed, nullified or removed within 60 days after institution thereof, the Stockholder shall so notify the Company, the Investor and the Founders and the Company, the Investor and the Founders (unless such Founder is the party involved in such proceeding) shall forthwith have the right (but not the obligation) to purchase all of the Securities owned by the Stockholder at the price and in the manner provided for in paragraph 3(a) hereof. If the Company shall elect not to purchase all of such Securities, such Securities shall be offered to the Investor and the Founders at the price and in the same manner as provided for in paragraph 3(a) hereof.

     4. ADDITIONAL RESALE RESTRICTION. Each Stockholder and the Investor hereby agree that in connection with the initial Public Offering of the Company, they will agree to be bound by all restrictions contained in any underwriting agreement entered into with the Company's underwriters, including restrictions upon the sale of securities of the Company for a period not exceeding 180 days from the effective date of any registration statement, and will


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enter into any written agreements and do such further acts as may be requested by the underwriters.

     5. ELECTION OF DIRECTORS. Each of the Stockholders and the Investor agrees to vote all Securities owned by it to have the Board of Directors consist of the persons nominated in accordance with the provisions of Section 6.10 of the Purchase Agreement.

     6. LEGEND. All certificates representing the Securities shall have endorsed thereon the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER'S AGREEMENT DATED AS OF JUNE 30, 1998 AMONG RADIO UNICA HOLDINGS CORP. AND ITS STOCKHOLDERS WHICH PROVIDES FOR, AMONG OTHER MATTERS, ELECTION OF DIRECTORS, A RIGHT OF FIRST REFUSAL ON THE SALE OF SUCH SECURITIES AND A LIMITATION ON RESALE OF SUCH SECURITIES FOLLOWING A PUBLIC OFFERING OF THE COMPANY'S SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF RADIO UNICA HOLDINGS CORP."

     7. DIVIDENDS. If, during the term of this Agreement, there is a dividend of any security, stock split or other change in the character or amount of any of the Company's outstanding securities, then in such event any and all new, substituted or additional securities to which the Investor or a Stockholder is entitled by reason of their ownership of Securities shall, upon issuance, be immediately subject to the provisions of this Agreement and shall be deemed included in the term "Securities" for all purposes of this Agreement with the same force and effect as the Securities presently subject to this Agreement and with respect to which such new, substituted or additional securities were distributed.


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     8.   MISCELLANEOUS PROVISIONS.

          8.1 CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

          8.2 NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

     To the Company:

               8400 N.W. 52nd Street
               Suite 101
               Miami, Florida 33166

               -with a copy to-

     To the Investor:


               Warburg, Pincus Ventures, L.P.
               466 Lexington Avenue
               New York, New York 10017
               Attn:  John D. Santoleri

               -with a copy to-

               Stroock & Stroock & Lavan LLP

               180 Maiden Lane
               New York, New York 10038
               Attn:  Martin H. Neidell

     To the Stockholders:



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          At the addresses set forth on Schedule A or if there is no address set forth on such Schedule:

               c/o Radio Unica Holdings Corp.

               8400 N.W. 52nd Street
               Suite 101
               Miami, Florida 33166

provided, however, that any notice of change of address shall be effective only upon receipt.

          8.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor, the Stockholders and the successors and permitted assigns of the Investor and Stockholders. Except as otherwise permitted hereby, neither the Company nor any Stockholder may assign this Agreement or any rights granted hereunder without the prior written consent of the Investor. No assignment may be made to any person or entity which would cause the Company to fail to continue to meet the FCC requirements for ownership of any radio station unless the prior approval from the FCC shall have been obtained. The Investor may sell, transfer or otherwise dispose of all or any part of its Securities as provided herein and in connection therewith its rights and obligations hereunder; provided, however, that if the Investor disposes of less than all of its Securities, then any rights contained herein which are applicable to the Investor shall remain solely such Investor's right unless it notifies the Company to the contrary. A person who acquires all or a part of the Investor's Securities shall become a party to this Agreement, entitled to all the rights and benefits hereunder and if all of the Securities owned by the Investor have been sold, the Investor shall be released from its obligations hereunder. If a Founder's Securities are sold hereunder, the acquirer shall not acquire any of the Founder's rights to require the Company to purchase its Securities under this Agreement.


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          8.4  AMENDMENTS AND WAIVERS.  This Agreement and the schedule hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the written consent or waiver of the Stockholders who own at least a majority of the shares of Common Stock and of the Investor have been obtained. Upon any person or entity becoming a stockholder of the Company subsequent to the date hereof, such person or entity shall enter into this Agreement as a "Stockholder" and Schedule A shall be revised to reflect the foregoing.

          8.5 VIOLATION OF AGREEMENT. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any Securities contrary to the provisions of this Agreement, and the Company may retain and or recover all dividends on such Securities which were paid or payable subsequent to the date on which the prohibited transfer was made or attempted. In addition to any other legal or equitable remedies which a party may have hereunder, such party may enforce its rights by specific performance to the extent permitted by law.

          8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          8.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.




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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



                                   RADIO UNICA HOLDINGS CORP.

                                   By: /S/ Joaquin Blaya
                                      --------------------------
                                      Name:
                                      Title:



                                   WARBURG, PINCUS VENTURES, L.P.

                                   By:  Warburg, Pincus & Co.,
                                        General Partner

                                   By: /S/ John D. Santoleri
                                      --------------------------
                                      Partner

                                   /S/ Joaquin Blaya
                                   -----------------------------
                                   Joaquin Blaya

                                   /S/ Herbert Levin
                                   -----------------------------
                                   Herbert Levin

                                   /S/ Andrew Goldman
                                   -----------------------------
                                   Andrew Goldman

                                   /S/ Alan Stess
                                   -----------------------------
                                   Alan Stess

                                   /S/ Barrett Alley
                                   -----------------------------
                                   Barrett Alley




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                                      SCHEDULE A



                                      Number of          Number of Preferred
Name and Address of Stockholder      Common Shares              Shares
-------------------------------      -------------       -------------------

Andrew Goldman                            80                     792
19 Highland Way
Scarsdale, New York 10583-1609

Alan Stess                                50                     495
[address]

Barrett Alley                             25                     247.5
[address]